SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities and Exchange Act of 1934

Date of Report: January 23, 2006

Citizens South Banking Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	0-23971	54-2069979

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

519 South New Hope Road, Gastonia, North Carolina	28054-4040

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:   704-868-5200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting materials pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02     Results of Operations and Financial Condition

          On January 23, 2006, Citizens South Banking Corporation issued a press release to announce its results of operations for the quarters ended December 31, 2005 and 2004.  The text of the press release and related financial supplements are included as Exhibit 99.1 to this report.  The information included in the text and financial supplements of the press releases is considered to be “furnished” under the Securities Exchange Act of 1934.  The Company will include final financial statements and additional analyses for the quarters ended December 31, 2005 and 2004, as part of its Form 10-Q covering that period.

Item 8.01     Other Events

          On January 23, 2006, Citizens South Banking Corporation issued a press release to announce that the Company’s Board of Directors had authorized a repurchase of 200,000, or approximately 2.5% of the Company’s outstanding common stock.

Item 9.01     Financial Statements and Exhibits

(d)  Exhibits:

99.1	Earnings Press Release of Citizens South Banking Corporation
99.2	Stock Repurchase Press Release
99.3	Quarterly Dividend Press Release of Citizens South Banking Corporation

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CITIZENS SOUTH BANKING CORPORATION

DATE: January 23, 2006	By:	/s/ Kim S. Price

Kim S. Price
President and Chief Executive Officer

	By:	/s/ Gary F. Hoskins

Gary F. Hoskins
Chief Financial Officer

EXHIBIT INDEX

99.1	Earnings Press Release of Citizens South Banking Corporation
99.2	Stock Repurchase Press Release
99.3	Quarterly Dividend Press Release of Citizens South Banking Corporation